UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2016

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380

San Ramon, California 94583

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855)855-4253

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2016, Galena Biopharma, Inc. (“we,” “us,” “our,” “Galena” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., or Raymond James, as representative of the several underwriters named in Schedule I of the Underwriting Agreement (the “Underwriters”), relating to the public offering by us of 19,772,727 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to 11,863,636 of shares of our common stock at an exercise price of $1.42 per whole share of common stock. The shares of common stock and warrants will be sold in units, with each unit consisting of one share of common stock and 0.6 of a warrant to purchase one share of common stock. The units will be sold at a price of $1.10 per unit. The shares of common stock and warrants will be mandatorily separable immediately upon issuance.

The Underwriters will purchase the units from us at a price of $1.034 per unit, representing a 6% discount from the public offering price. Pursuant to the Underwriting Agreement, we have granted the Underwriters an option for a period of 30 days from the date of the final prospectus supplement to purchase from us up to an additional 2,965,909 shares of common stock at a price of $1.0246 per share and/or additional warrants to purchase up to 1,779,545 shares of common stock at a price of $0.0094 per warrant to cover over-allotments, if any.

The offering is expected to close on January 12, 2016, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $20.145 million, assuming no exercise of the Underwriters’ over-allotment option and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise the over-allotment option in full, the total net proceeds to us of the offering, after deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $23.2 million.

The warrants will be exercisable immediately upon issuance and will expire on the five-year anniversary of issuance, which is anticipated to be January 12, 2021. The warrants will be issued pursuant to a warrant agreement to be entered into among us, Computershare Inc. and Computershare Trust Company, N.A. The warrants will not be listed on The NASDAQ Capital Market or any other securities exchange.

The offering is being made pursuant to a prospectus supplement dated January 7, 2016 and an accompanying base prospectus dated December 22, 2015, pursuant to our existing shelf registration statement on Form S-3 (File No. 333-208330), as amended, which was filed with the Securities and Exchange Commission (the “Commission”) on December 4, 2015 and declared effective by the Commission on December 22, 2015.

The Underwriting Agreement contains customary representations, warranties, and agreements by us, and customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Raymond James is acting as sole book-running manager for the offering. Roth Capital Partners, Noble Financial Capital Markets, FBR & Co. and Maxim Group LLC are acting as co-managers.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of TroyGould PC relating to the legality of the issuance and sale of the shares, the warrants and the shares issuable upon exercise of the warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K. Copies of the Underwriting Agreement and the form of warrant agreement are filed herewith as Exhibit 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the offering, the Underwriting Agreement and the warrants do not purport to be complete and are qualified in their entirety by reference to such Exhibits.

Adjustment to Certain Outstanding warrants

Upon consummation of the offering on January 12, 2016, it is anticipated that the exercise price of our outstanding December 2012 warrants to purchase a total of 3,031,311 shares of common stock as of September 30, 2015 and our March 2010 warrants to purchase a total of 25,000 shares of common stock as of September 30, 2015 will be adjusted downward from $1.83 to $1.75 per share and from $2.02 to $1.92 per share, respectively.

Item 8.01. Other Events.

Reference is made to the description of the offering in Item 1.01. We, and our officers and directors, agreed in the Underwriting Agreement, subject to certain exceptions, not to offer and sell any shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 90 days following the offering, without the written consent of Raymond James. In addition, we also agreed not to sell any shares of our common stock or other securities to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to our Purchase Agreement dated November 18, 2014 with Lincoln Park for a period of 120 days following the offering, without the written consent of Raymond James.

On January 6, 2016 and January 7, 2016, respectively, we issued press releases announcing the offering and the pricing of the offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

We are filing as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Dated: January 7, 2016	By:	/s/ MARK W. SCHWARTZ
Mark W. Schwartz, Ph.D.
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 7, 2016 by and between Galena Biopharma, Inc. and Raymond James Financial, Inc.

4.1	Form of Warrant agreement by and among Galena Biopharma, Inc., Computershare Inc. and Computershare Trust Company, N.A.

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)

99.1	Press release of Galena Biopharma, Inc. issued January 6, 2016

99.2	Press release of Galena Biopharma, Inc. issued January 7, 2016

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